                                                                     Exhibit 5.2


                                                                Camden, NJ
                                                                Denver, CO
                                                             Philadelphia, PA
                                                            Salt Lake City, UT
                                                               Voorhees, NJ
                                                              Washington, DC
                                    LAW OFFICES
                      BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                              300 East Lombard Street
                                Baltimore, MD 21202
                                   410-528-5600
                                 FAX: 410-528-5650
                             LAWYERS@BALLARDSPAHR.COM

                                                                     File Number
                                                                          883237



                                 August 24, 2001




Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604



Starwood Hotels & Resorts
1111 Westchester Avenue
White Plains, New York 10604


         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have served as Maryland counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Company"), and to Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), in connection with certain matters of Maryland law arising out of the registration of the following securities, having an aggregate initial offering price of up to $3,000,000,000 (collectively, the "Securities"): (a) Common Stock, $0.01 par value per share, of the Company ("Common Stock"), including the Preferred Stock Purchase Rights attached thereto, and Class B Shares of Beneficial Interest, $0.01 par value per share, of the Trust ("Class B Shares"), which are attached and trade together as a unit (each such unit, a "Share"); (b) Preferred Stock, $0.0l par value per share, of the Company ("Preferred Stock"), which may be attached to Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Trust ("Preferred Shares"); (c) depositary shares ("Depositary Shares");
(d) debt securities ("Debt Securities"); (e) warrants to purchase Shares, Preferred Stock or Debt Securities ("Warrants") and (f) convertible notes ("Convertible Notes"), all covered by the above-referenced Registration Statement, and any amendments thereto (the "Registration Statement"), filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

         In connection with our representation of the Company and the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
August 24, 2001
Page 2



         1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

         2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company (the "Corporate Bylaws"), certified as of a recent date by an officer of the Company;

         4. The Declaration of Trust of the Trust (the "Declaration of Trust"), certified as of a recent date by the SDAT;

         5. The Bylaws of the Trust (the "Trust Bylaws"), certified as of a recent date by an officer of the Trust;

         6. The Amended and Restated Intercompany Agreement, dated as of January 6, 1999, as amended from time to time (the "Intercompany Agreement");

         7. Resolutions adopted by the Board of Directors of the Company (the "Board of Directors"), or a duly authorized committee thereof, relating to the registration of the Securities on Form S-3, certified as of a recent date by an officer of the Company;

         8. Resolutions adopted by the Board of Trustees of the Trust (the "Board of Trustees"), or a duly authorized committee thereof, relating to the registration of the Securities on Form S-3, certified as of a recent date by an officer of the Trust;

         9. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         10. A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

         11. A certificate executed by an officer of the Company, dated as of a recent date;

         12. A certificate executed by an officer of the Trust, dated as of a recent date; and

         13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
August 24, 2001
Page 3



         1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company or the Trust) is duly authorized to do so.

         3. Each of the parties (other than the Company or the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. The issuance and terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors, or a duly authorized committee thereof, in accordance with Maryland law (with such approval referred to herein as the "Corporate Proceedings").

         6. The issuance and terms of the Securities to be issued by the Trust from time to time will be approved by the Board of Trustees, or a duly authorized committee thereof, in accordance with Maryland law (with such approval referred to herein as the "Trust Proceedings").

         7. None of the terms of any of the Securities, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities, nor the compliance by the Company or the Trust with the terms of any such Securities or agreements, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter, the Corporate Bylaws, the Declaration of Trust, the Trust Bylaws or the Intercompany Agreement.

         8. The form of certificates or other instruments or documents representing the Securities will conform in all respects to the requirements of Maryland law.

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
August 24, 2001
Page 4



         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         3. Upon completion of all Corporate Proceedings relating to the Common Stock and the due execution, countersignature and delivery of certificates representing the Common Stock, the Common Stock will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

         4. Upon completion of all Trust Proceedings relating to the Class B Shares and the due execution, countersignature and delivery of certificates evidencing the Class B Shares, the Class B Shares will be (assuming that, upon issuance, the total number of Class B Shares of Beneficial Interest issued and outstanding will not exceed the total number of Class B Shares of Beneficial Interest that the Trust is then authorized to issue under the Declaration of Trust) duly authorized and, when and if delivered against payment therefor in accordance with the Trust Proceedings, will be validly issued, fully paid and nonassessable.

         5. Upon (a) designation by the Board of Directors of one or more classes or series of Preferred Stock to distinguish each such class or series from other then outstanding classes or series of Preferred Stock, (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in each such class or series, (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such class or series of Preferred Stock, (d) filing with, and acceptance for record by, the SDAT of appropriate articles supplementary for each such class or series of Preferred Stock, (e) completion of all Corporate Proceedings relating to such Preferred Stock and (f) the due execution, countersignature and delivery of certificates representing such Preferred Stock, such Preferred Stock will be (assuming that, upon issuance, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock, and the number of shares of Preferred Stock of the same class or series issued and outstanding will not exceed the total number of shares of Preferred Stock of such class or series, that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
August 24, 2001
Page 5



         6. Upon (a) designation by the Board of Trustees of one or more classes or series of Preferred Shares to distinguish each such class or series from other then outstanding classes or series of Preferred Shares, (b) setting by the Board of Trustees of the number of Preferred Shares to be included in each such class or series, (c) establishment by the Board of Trustees of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such class or series of Preferred Shares, (d) filing with, and acceptance for record by, the SDAT of appropriate articles supplementary for each such class or series of Preferred Shares, (e) completion of all Trust Proceedings relating to such Preferred Shares and (f) the due execution, countersignature and delivery of certificates evidencing such Preferred Shares, such Preferred Shares will be (assuming that, upon issuance, the total number of Preferred Shares issued and outstanding will not exceed the total number of Preferred Shares, and the number of Preferred Shares of the same class or series issued and outstanding will not exceed the total number of Preferred Shares of such class or series, that the Trust is then authorized to issue under the Declaration of Trust) duly authorized and, when and if delivered against payment therefor in accordance with the Trust Proceedings, will be validly issued, fully paid and nonassessable.

         7. Upon (a) due authorization by the Board of Directors of the issuance, execution and delivery by the Company of Debt Securities, (b) the establishment of the terms, conditions and provisions of such Debt Securities and any related agreements (including any indenture or indentures pertaining thereto) by the Board of Directors or a duly authorized officer of the Company, acting on behalf of the Company, and (c) completion of all Corporate Proceedings relating to the execution, delivery and performance of such Debt Securities and any related agreements (including any indenture or indentures pertaining thereto) by the Company, the issuance of the Debt Securities by the Company will have been duly authorized by all necessary corporate action on the part of the Company.

         8. Upon (a) due authorization by the Board of Directors of the issuance, execution and delivery by the Company of Depositary Shares, Warrants or Convertible Notes, (b) the establishment of the terms, conditions and provisions of such Depositary Shares, Warrants or Convertible Notes and any related agreements (including any indenture or indentures and any deposit agreement pertaining thereto) by the Board of Directors or a duly authorized officer of the Company, acting on behalf of the Company, and (c) completion of all Corporate Proceedings relating to the execution, delivery and performance of such Depositary Shares, Warrants or Convertible Notes and any related agreements (including any indenture or indentures or deposit agreement pertaining thereto) by the Company (and assuming that upon authorization of the Depositary Shares, Warrants or Convertible Notes, the total number of shares of the class or classes of stock underlying such Depositary Shares, Warrants or Convertible Notes (the "Underlying Stock"), together with the Company's then outstanding shares of the same class or classes as the Underlying Stock, will not exceed the total number of shares of such class or classes that the Company is then authorized to issue under the Charter), the issuance of the Depositary Shares, Warrants or Convertible Notes by the Company will have been duly authorized by all necessary corporate action on the part of the Company.

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
August 24, 2001
Page 6



         9. Upon (a) due authorization by the Board of Trustees of the issuance, execution and delivery by the Trust of Depositary Shares, Warrants or Convertible Notes, (b) the establishment of the terms, conditions and provisions of such Depositary Shares, Warrants or Convertible Notes and any related agreements (including any indenture or indentures and any deposit agreement pertaining thereto) by the Board of Trustees or a duly authorized officer of the Trust, acting on behalf of the Trust, and (c) completion of all Trust Proceedings relating to the execution, delivery and performance of the governing documents of such Depositary Shares, Warrants or Convertible Notes and any related agreements (including any indenture or indentures or deposit agreement pertaining thereto) by the Trust (and assuming that upon authorization of the Depositary Shares, Warrants or Convertible Notes, the total number of shares of the class or classes of shares of beneficial interest underlying such Depositary Shares, Warrants or Convertible Notes (the "Underlying Shares"), together with the Trust's then outstanding shares of the same class or classes as the Underlying Shares, will not exceed the total number of shares of such class or classes that the Trust is then authorized to issue under the Declaration of Trust), the issuance of the Depositary Shares, Warrants or Convertible Notes by the Trust will have been duly authorized by all necessary trust action on the part of the Trust.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Sidley Austin Brown & Wood, counsel to the Company and the Trust, in connection with its opinion issued on the date hereof with respect to the Registration Statement) without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                Very truly yours,

                                /s/ Ballard Spahr Andrews & Ingersoll, LLP